Exhibit 5.1

BOCA RATON
BOSTON
CHICAGO
HONG KONG
LONDON
LOS ANGELES
NEW ORLEANS
1585 Broadway	NEWARK
New York, NY 10036-8299	PARIS
Telephone 212.969.3000	SÃO PAULO
Fax 212.969.2900	WASHINGTON
August 11, 2009
Suburban Propane Partners, L.P.
240 Route 10 West
Whippany, NJ 07981
Ladies and Gentlemen:
     We have acted as special counsel for Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership of up to 2,200,000 common units representing limited partner interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement, dated August 11, 2009, relating to the offering and sale of the Units (the “Underwriting Agreement”) by and among the Partnership and the several underwriters named therein (the “Underwriters”).
     In rendering the opinions set forth below, we have examined: (i) the Registration Statement on Form S-3 (File No. 333-161221) with respect to the Common Units being sold by the Partnership (the “Registration Statement”); (ii) the Prospectus, dated August 10, 2009 (the “Prospectus”) included in the Registration Statement; (iii) the preliminary prospectus supplement, dated August 10, 2009 (the “Preliminary Prospectus Supplement”); (iv) the prospectus supplement, dated August 11, 2009 (the “Prospectus Supplement”); (vi) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 19, 2006, as amended; (vii) the Underwriting Agreement; (viii) resolutions of the Board of Supervisors of the Partnership, dated July 22, 2009; and (ix) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.
     In connection with this opinion, we have assumed that all Common Units will be issued and sold in compliance in the manner stated in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement.
     Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that when the Common Units have been issued and delivered in accordance with the terms of the Underwriting Agreement, then the Common Units will be validly issued, fully paid and non-assessable, except as may be described in the Preliminary Prospectus Supplement, the Prospectus Supplement and the Prospectus.

August 11, 2009

The opinions expressed herein are qualified in the following respects:
A. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
B. This opinion is limited in all respects to the federal laws of the United States and the Delaware Revised Uniform Limited Partnership Act. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the use of our name in the above-referenced Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Proskauer Rose LLP